Exhibit 10.6

Gaiam, Inc.

Executive Officer Salaries

Name	Title	Annual Base Salary
Jirka Rysavy	Chairman and Chief Executive Officer	$290,000

Lynn Powers	President, Chief Executive Officer of North American Operations, Secretary	$290,000

Janet Mathews	Vice President and Chief Financial Officer	$175,000